Exhibit 1.1

ONEOK, INC.

Up to $1,000,000,000 of Shares of Common Stock

(par value of $0.01 per share)

Equity Distribution Agreement

July 23, 2020

Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010	BofA Securities, Inc. One Bryant Park New York, New York 10036

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282	Mizuho Securities USA LLC 1271 Avenue of the Americas New York, New York 10022

Morgan Stanley & Co. LLC 1585 Broadway, 29th Floor New York, New York 10036	RBC Capital Markets, LLC 200 Vesey Street, 8th Floor New York, New York 10281

Scotia Capital (USA) Inc. 250 Vesey Street New York, New York 10281	SMBC Nikko Securities America, Inc. 277 Park Avenue, 5th Floor New York, New York 10172

SunTrust Robinson Humphrey, Inc. 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326	TD Securities (USA) LLC 31 West 52nd Street, 19th Floor New York, New York 10019

As Managers

Credit Suisse Capital LLC Eleven Madison Avenue New York, New York 10010	Bank of America, N.A. c/o BofA Securities, Inc. One Bryant Park New York, New York 10036

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282	Mizuho Markets Americas LLC c/o Mizuho Securities USA LLC 1271 Avenue of the Americas New York, New York 1002

Morgan Stanley & Co. LLC 1585 Broadway, 29th Floor New York, New York 10036	Royal Bank of Canada c/o RBC Capital Markets, LLC Brookfield Place 200 Vesey Street, 8th Floor New York, New York 10281

The Bank of Nova Scotia 44 King Street West Central Mail Room Toronto, Ontario, Canada M5H 1H1	The Toronto-Dominion Bank TD Bank Tower Toronto-Dominion Centre Toronto, Ontario, M5K 1A2, Canada

As Forward Purchasers

Ladies and Gentlemen:

ONEOK, Inc., an Oklahoma corporation (the “Company”), confirms its agreement (this “Agreement”) with Credit Suisse Securities (USA) LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC, (each, a “Manager” and, together, the “Managers”), Credit Suisse Capital LLC, Bank of America, N.A., Goldman Sachs & Co. LLC, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Royal Bank of Canada, The Bank of Nova Scotia and The Toronto-Dominion Bank (in such capacity, each a “Forward Purchaser” and, together, the “Forward Purchasers”) as follows:

1. Description of Common Stock. The Company proposes to (i) issue and sell from time to time through or to the Managers, as sales agents and/or principals, shares (the “Direct Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”), and/or (ii) instruct from time to time any Manager, on behalf of the relevant Forward Purchaser, to offer and sell borrowed shares of Common Stock (“Forward Hedge Shares”) in connection with one or more Confirmations (as defined below) entered into with the Forward Purchasers; provided that the aggregate number of shares of Common Stock sold pursuant to clauses (i) and (ii) above shall not exceed an aggregate gross sales price to the public of $1,000,000,000 (the Direct Shares together with the Forward Hedge Shares, the “Offered Shares”), during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Offered Shares through the Managers, the Company hereby appoints the Managers as exclusive agents of the Company for the purpose of soliciting purchases of the Offered Shares from the Company pursuant to this Agreement and each Manager agrees, severally and not jointly, to use its reasonable efforts to solicit purchases of the Offered Shares on the terms and subject to the conditions stated herein. The Company agrees that whenever it determines to sell the Offered Shares directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 19 hereof.

The Company may also enter into one or more forward share purchase transactions (each, a “Forward”) with any of the Forward Purchasers as set forth in separate forward sale confirmations, each of which shall be composed of a master confirmation agreement, dated as of the date hereof (the “Master Confirmation Agreement”) (substantially in the form of Annex II hereto), between the Company and such Forward Purchaser together with the relevant “Transaction Supplement” (as defined in the relevant Master Confirmation Agreement) to be entered into from time to time for such Forward (each, a “Confirmation,” and collectively, the “Confirmations”). In connection therewith, the Company may, in consultation with one or more Forward Purchasers and one or more Managers, instruct one or more Forward Purchasers or their affiliates (any such sale, a “Forward Sale”) to borrow, offer and sell Offered Shares through one or more Managers (acting as agents or principals of the Forward Purchasers).

2. Representations and Warranties. The Company represents and warrants to, and agrees with, each Manager and Forward Purchaser at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an “automatic shelf registration statement” (as defined in Rule 405) (File No. 333-239348) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of Common Stock, including the Offered Shares. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, has become effective under the Act. The Company has filed with the Commission the Prospectus Supplement relating to the Offered Shares in accordance with Rule 424(b). As filed, the Prospectus contains all information required by the Act and the rules thereunder, and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Managers prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Offered Shares, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the

Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b) On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any offer or sale of Offered Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Offered Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Manager or Forward Purchaser specifically for inclusion in the Registration Statement or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Managers or Forward Purchasers consists of the information described as such in Section 7(a) hereof.

(c) At the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package (or any amendments or supplement thereto), based upon and in conformity with information furnished in writing to the Company by or on behalf of any Manager or Forward Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any of the Managers or Forward Purchasers consists of the information described as such in Section 7(a) hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Shares in reliance on the exemption in Rule 163 and (iv) at each Applicable Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is a Well-Known Seasoned Issuer. The Company agrees to pay the fees required by the Commission relating to the Offered Shares within the time required by Rule 456(b)(1) and otherwise in accordance with Rules 456(b) and 457(r).

(e) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Shares, the Company was not and, as of each relevant eligibility Determination Date for purposes of Rules 164 and 433 under the Act, will not be an “ineligible issuer” (as defined in Rule 405 of the Act).

(f) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of any of the Managers or Forward Purchasers specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any of the Managers or Forward Purchasers consists of the information described as such in Section 7(a) hereof.

(g) As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Interim Prospectus Supplement and the Prospectus entitled “Capitalization” and “Description of Capital Stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), and, as of any Applicable Time, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Interim Prospectus Supplement and the Prospectus entitled “Description of Capital Stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), except for such adjustments as are necessary to reflect the offer and sale of the Offered Shares and the issuance and sale of Common Stock pursuant to the Company Equity Plans.

(h) The subsidiaries listed on Schedule III attached hereto are the only “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X) of the Company (collectively, the “Subsidiaries”). The Company and each of its Subsidiaries is a corporation, limited liability company, general partnership or limited partnership, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The Company and each of its Subsidiaries have full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased, as the case may be, by it and to conduct its business in all material respects as described in the Disclosure Package and the Prospectus. The Company and each of its Subsidiaries is duly licensed or qualified to do business and in good standing as a foreign corporation, limited liability company, general partnership or limited partnership, as the case may be, in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased, as the case may be, by it makes such licensing or qualification necessary, except to the extent that the failure to so qualify, be licensed or be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, cash flow, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise (a “Material Adverse Effect”).

(i) All the outstanding equity interests of each Subsidiary have been duly and validly authorized and issued in accordance with such Subsidiary’s governing documents and are fully paid (in the case of any Subsidiary that is a limited liability company, to the extent required by such Subsidiary’s limited liability company agreement, and in the case of any Subsidiary that is a limited partnership, to the extent required by such Subsidiary’s agreement of limited partnership) and nonassessable (in the case of any Subsidiary that is a limited liability company, except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Revised Limited Liability Company Act, and in the case of any Subsidiary that is a limited partnership, except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act and matters included in such Subsidiary’s agreement of limited partnership), and all outstanding equity interests of the Subsidiaries are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, encumbrances or liens (“Liens”), except for any such Liens on the outstanding equity interests of the Subsidiaries that are described in the Disclosure Package and the Prospectus.

(j) The Offered Shares and all other outstanding shares of capital stock of the Company have been duly and validly authorized in accordance with the Company’s governing documents; all outstanding shares of capital stock of the Company are, and, when the Direct Shares have been issued and delivered against payment therefor as provided herein, will be, duly and validly issued, fully paid and non-assessable, and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Direct Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to any agreement or other instrument to which the Company is a party; and the statements under the caption “Description of Capital Stock” in the Base Prospectus and contained or incorporated by reference in the Registration Statement, insofar as such statements summarize certain provision of documents referred to therein, fairly summarize such provisions in all material respects. Any shares of Common Stock to be delivered by the Company in settlement of all or any portion of the Company’s obligations under any Confirmation (the “Settlement Shares”) have been duly authorized and reserved for issuance and sale to the applicable Forward Purchaser or any of its affiliates pursuant to such Confirmation and, when issued and delivered by the Company in accordance with such Confirmation, and upon payment of any consideration required by such Confirmation, will be validly issued, fully paid and nonassessable. The issuance of any such Settlement Shares will not be subject to any preemptive rights, right of first refusal or other similar rights to subscribe for or purchase Settlement Shares.

(k) The Common Stock, including the Offered Shares, conform in all material respects to the description thereof, if any, contained or incorporated by reference in the Registration Statement, the Interim Prospectus Supplement, the Prospectus and the Permitted Free Writing Prospectuses, if any; and the certificates for the Offered Shares are in due and proper form.

(l) This Agreement has been duly authorized, executed and delivered by or on behalf of the Company. Each Terms Agreement has been duly authorized and will be duly executed and delivered by or on behalf of the Company. Each Master Confirmation Agreement has been duly authorized, executed and delivered by or on behalf of the Company, and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”). Each Transaction Supplement has been duly authorized and, when duly executed and delivered by or on behalf of the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(m) Neither the Company nor any Subsidiary is in violation or default of (i) any provisions of the certificate of incorporation or by-laws or other governing documents of the Company or the governing documents of such Subsidiary, as the case may be, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have a Material Adverse Effect or as could not materially impair the ability of the Company to perform its obligations under this Agreement.

(n) Neither the issuance and sale of the Offered Shares pursuant to this Agreement (including any Terms Agreement) or any Confirmation nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to (i) the provisions of the certificate of incorporation or by-laws or other governing documents of the Company or any of the governing documents of any of its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, which conflicts, breaches, violations or defaults, in the case of clauses (ii) or (iii), would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein except (i) such as have been obtained under the Act and (ii) such as may be required under the blue sky laws of any jurisdiction or the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and distribution by the Managers of the Offered Shares in the manner contemplated herein and in the Disclosure Package and the Prospectus or (iii) such that the failure to obtain would not reasonably be expected to result in a Material Adverse Effect.

(p) Except for such rights as have been duly waived and as described in the Registration Statement (excluding the exhibits thereto) and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it Common Stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase Common Stock or other equity interests in the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Offered Shares; except for such rights as have been duly waived, no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or other equity interests in the Company, or to include any such shares of Common Stock or other interests in the Registration Statement or the offering contemplated thereby.

(q) The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such licenses, certificates, permits and other authorizations that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(r) Other than as set forth in the Disclosure Package, the Prospectus and the Registration Statement, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the Company’s knowledge, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect.

(s) PricewaterhouseCoopers LLP, who has audited certain financial statements of the Company and its consolidated subsidiaries included, or incorporated by reference, in the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Act and the Public Company Accounting Oversight Board (United States) and its applicable published rules and regulations.

(t) The historical consolidated financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package, the Prospectus and the Registration Statement present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(u) The interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v) The Company is not and, after giving effect to the offering and sale of the Offered Shares pursuant to this Agreement (including any Terms Agreement) or any Confirmation and the application of the proceeds thereof as described in the Registration Statement, Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(w) Each of the Company and each of its Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted except where the failure to do so does not materially interfere with the ownership, operation or benefits of operation of such businesses or materially increase the cost of operation or ownership of such businesses; provided that (a) with respect to the transmission and gathering pipelines of the Company and the Subsidiaries that own such pipelines and right-of-way interests related thereto (the “Pipeline Properties”), the foregoing shall only constitute a representation that such Subsidiaries have sufficient title to enable them to use such Pipeline Properties in their businesses as they have been used in the past and as are proposed to be used in the future and will not materially increase the cost of such use, and (b) with respect to any real property, buildings and equipment held under lease by the Subsidiaries, such real property, buildings and equipment are held by the Subsidiaries under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such real property, buildings and equipment for such Subsidiary.

(x) The Company and its Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Prospectus to be conducted, except for failures of ownership or use that would not reasonably be expected to have a Material Adverse Effect. Additionally, (i) to the Company’s knowledge, there are no rights of third parties to any such Intellectual Property; (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property; and (iv) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, in the case of each of clauses (i), (ii), (iii) and (iv) which would be reasonably expected to have a Material Adverse Effect.

(y) No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, that would reasonably be expected to have a Material Adverse Effect.

(z) The Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and except as set forth in or contemplated in the Disclosure Package and the Prospectus. Neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except (y) with respect to any matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (z) as set forth in or contemplated in the Disclosure Package and the Prospectus.

(aa) In the ordinary course of its business, the Company reviews liabilities of the business, operations and properties of the Company and the Subsidiaries relating to Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or liabilities relating to compliance with Environmental Laws and any potential liabilities to third parties). On the basis of such reviews, the Company has reasonably concluded that such associated liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for (i) those failures to file or pay that would not reasonably be expected to have a Material Adverse Effect, (ii) any such tax payment, assessment, fine or penalty that is currently being contested in good faith or (iii) those failures to file or pay set forth in or contemplated in the Disclosure Package and the Prospectus.

(cc) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid by the Company in connection with the execution and delivery of this Agreement (including any Terms Agreement), any Confirmation or the issuance and sale by the Company of the Offered Shares.

(dd) The Company and the Subsidiaries are insured by insurers that the Company has no reason to believe are not of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged.

(ee) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package has been prepared in accordance with the Commission’s applicable rules and guidelines. Since the date of the most recent audited balance sheet of the Company and its consolidated subsidiaries audited by PricewaterhouseCoopers LLP and reviewed by the board of directors of the Company, (i) the Company has not been advised of (A) any significant deficiencies in the design or operations of internal control over financial reporting that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal control over financial reporting or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company and each of its subsidiaries, and (ii) there have been no changes in internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses, that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ff) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act).

(gg) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 thereof related to loans to officers and directors and Sections 302 and 906 related to certifications.

(hh) Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, agent or employee of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and the Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ii) The operations of the Company and its Subsidiaries are and have been conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes of all applicable jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(jj) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk) The Company has not received any notice from the New York Stock Exchange (“NYSE”) regarding the delisting of the Company’s Common Stock from the NYSE.

(ll) Neither the Company nor the Subsidiaries have taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

(mm) There is no contract or other document of a character required to be described in the Registration Statement or Base Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required (and the Interim Prospectus Supplement contains in all material respects the same description of the foregoing matters as will be contained in the Base Prospectus, including the information incorporated by reference therein up to and through the date of this Agreement).

(nn) Except as disclosed in the Disclosure Package and the Prospectus, the Company and its subsidiaries (i) do not have any material lending or other relationship with any bank or lending affiliate of any Manager and (ii) do not intend to use any of the proceeds from the sale of the Offered Shares pursuant to this Agreement (including any Terms Agreement) or any Confirmation hereunder to repay any outstanding debt owed to any affiliate of any Manager.

(oo) Subsequent to the respective dates as of which information is given in the Registration Statement (as such information may have been superseded by a subsequent filing with the Commission), the Interim Prospectus Supplement, the Prospectus and the Issuer Free Writing Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, earnings, financial condition or results of operations of the Company and the subsidiaries, taken as a whole, except for the sale of the Offered Shares pursuant to this Agreement (including any Terms Agreement) or any Confirmation and the application of the net proceeds thereof (provided, however, that any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating will not violate this Section 2(oo), (ii) any transaction which is material to the Company and the Subsidiaries, taken as a whole, except for the sale of the Offered Shares pursuant to this Agreement (including any Terms Agreement) or any Confirmation and the application of the net proceeds thereof, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries, taken as a whole, except for the sale of the Offered Shares pursuant to this Agreement (including any Terms Agreement) or any Confirmation and the application of the net proceeds thereof and issuances of commercial paper notes and any drawdowns under the Company’s revolving credit agreement, effective June 30, 2017 (the “Credit Agreement”) or (iv) any change in the capitalization or outstanding indebtedness of the Company or any Subsidiaries, except for the sale of the Offered Shares pursuant to this Agreement (including any Terms Agreement) or any Confirmation and the application of the net proceeds thereof, issuance of Common Stock pursuant to Company Equity Plans and any issuances of commercial paper notes and drawdowns under the Credit Agreement.

(pp) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan (as defined herein), determined without regard to any waiver of such obligations or extension of any amortization period that would reasonably be expected to have a Material Adverse Effect; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its Subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its Subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its Subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its Subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its Subsidiaries related to their employment that would reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its Subsidiaries may have any liability.

(qq) The Company’s Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(rr) The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Offered Shares in accordance with Rule 415(a)(4).

(ss) There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement, each Terms Agreement, each Master Confirmation Agreement or any Transaction Supplement.

(tt) Assuming that the Managers comply with Rule 173 of the Securities Act in connection with the sales of Offered Shares in an amount not less than the Number of Shares (as defined in the Master Confirmation Agreements), the issuance and sale by the Company of the Settlement Shares to the Forward Purchasers or their affiliates in settlement of each Master Confirmation Agreement and any Transaction Supplement in accordance with the terms thereof and the delivery by the Forward Purchasers or their affiliates of the Settlement Shares, during the term of and at settlement of the applicable Master Confirmation Agreement and any such Transaction Supplement to close out open borrowings of Common Stock created in the course of the hedging activities created by the Forward Purchasers or their affiliates relating to its exposure under the applicable Master Confirmation Agreement and such Transaction Supplement will not require registration under the Securities Act.

(uu) (i)(A) To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”) that had, or would reasonably be expected to have had, individually or in the aggregate, a Material Adverse Effect, and (B) the Company and its Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data that had, or would reasonably be expected to have had, a Material Adverse Effect; (ii) the Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company and its Subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

Any certificate signed by or on behalf of any officer of the Company and delivered to the Managers and the Forward Purchasers or counsel for the Managers and Forward Purchasers in connection with this Agreement, any Terms Agreement, any Master Confirmation Agreement and any Transaction Supplement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Managers and the Forward Purchasers.

3. Sale and Delivery of Offered Shares.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and each of the Managers agrees that (x) the Company may issue and sell Offered Shares from time to time through one or more of the Managers, acting as sales agent and agreeing, severally and not jointly, to use its reasonable efforts to sell the Offered Shares (any such agented or principal sale, a “Direct Sale”), or (y) the Company may, in consultation with one or more Forward Purchasers and one or more Managers, instruct one or more Forward Purchasers or their affiliates to borrow, offer and sell Forward Hedge Shares through one or more Managers (acting as agents or principals of the Forward Purchasers) on the following terms.

(i) The Offered Shares are to be sold by one of the Managers on a daily basis or otherwise as shall be agreed to by the Company and such Manager on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Company, through any of the individuals listed as “Authorized Representatives” on Schedule II hereto, has instructed any Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Company has satisfied its obligations under Section 6 of this Agreement; provided, however, that the Company will only submit its orders to one of the Managers on any given single trading day. Such instructions will also specify whether such Offered Shares (i) will be sold through the Manager, acting as sales agent or principal in a Direct Sale or (ii) borrowed by a Forward Purchaser or its affiliates and sold through the relevant Manager, as forward seller, in connection with a Forward Sale. The Company will designate the maximum amount of the Offered Shares to be sold by any Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Offered Share at which such Offered Shares may be sold. Subject to the terms and conditions hereof, the applicable Manager shall use its reasonable efforts to sell on a particular day all of the Offered Shares designated for the sale by the Company on such day. The gross sales price of the Offered Shares sold under this Section 3(a) shall be the market price for the Company’s Common Stock sold by the Managers under this Section 3(a) at the time of sale of such Offered Shares.

(ii) The Company acknowledges and agrees that (A) there can be no assurance that the Managers will be successful in selling the Offered Shares, (B) a Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Offered Shares for any reason other than a failure by such Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Offered Shares as required under this Agreement and (C) each Manager shall be under no obligation to purchase Offered Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed to by such Manager and the Company.

(iii) The Company shall not authorize the issuance and sale of, and each Manager shall not be obligated to use its reasonable efforts to sell, any Offered Shares at a price lower than the minimum price therefor designated from time to time by the board of directors of the Company (the “Board”), or a duly authorized committee thereof, and notified to such Manager in writing, or in a number in excess of the number of shares of Common Stock approved for listing on the NYSE. The Company, through any Authorized Representatives, or any Manager may, upon notice to the Company or such Manager, as applicable, by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of the Offered Shares with respect to which such Manager is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Offered Shares sold, or with respect to the Offered Shares that the Company or the Forward Purchaser has agreed to sell hereunder prior to the giving of such notice.

(iv) Each Manager hereby covenants and agrees not to make any sales of the Offered Shares on behalf of the Company pursuant to this Section 3(a), other than (A) (1) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act (such transactions are hereinafter referred to as “Continuous Offerings”), (2) to or through a market maker or (3) directly on or through any other national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, an electronic communication network, a “dark pool” or any similar market venue, (B) such other sales of the Offered Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and such Manager pursuant to a Terms Agreement and (C) pursuant to any Confirmation.

(v) Notwithstanding anything herein to the contrary, in the event that either (i) a Forward Purchaser or its affiliate, in its commercially reasonable judgment, is unable to borrow and deliver for sale the full number of Offered Shares to be borrowed and sold by such Forward Purchaser under this Agreement or (ii) in the commercially reasonable judgment of any Forward Purchaser, such Forward Purchaser would incur a stock loan cost of more than 200 basis points per annum with respect to all or any portion of the full number of Forward Hedge Shares to be borrowed and sold by such Forward Purchaser through the relevant Manager, then the relevant Manager shall be required to sell on behalf of such Forward Purchaser only the aggregate number of Forward Hedge Shares that such Forward Purchaser or its affiliate is able to borrow at a cost of no more than 200 basis points per annum.

(vi) The compensation to each Manager for Direct Sales of the Direct Shares with respect to which such Manager acts as sales agent under this Agreement shall be up to, but shall not exceed, 2.0% of the gross sales price of the Direct Shares sold by such Manager and the compensation payable to a Manager (in its capacity as forward seller on behalf of the applicable Forward Purchaser) for sales of Forward Hedge Shares in connection with a Forward shall be reflected in a reduction of up to 2.0% in the Initial Forward Price (as such term is defined in each Master Confirmation Agreement) pursuant to this Section 3(a) and payable as described in the succeeding subsection (vii) below. The foregoing rate of compensation for Direct Sales of the Offered Shares shall not apply when such Manager acts as principal, in which case the Company may sell Offered Shares to such Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after deduction of the compensation to such Manager and after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Company or the Forward Purchasers, as applicable for such Forward Hedge Shares (the “Net Proceeds”).

(vii) A Manager participating in any Direct Sale or Forward Sale shall provide written confirmation (which may be by facsimile or electronic mail) to the Company following the close of trading on the NYSE each day in which the Offered Shares are sold under this Section 3(a) setting forth the number of the Offered Shares sold by such Manager on such day, the aggregate gross sales proceeds and the Net Proceeds to the Company or the Forward Purchaser, as applicable, and the compensation payable by the Company to such Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from such Manager to the Company, with payment to be made by the Company promptly after its receipt thereof.

(viii) Settlement for sales of the Direct Shares pursuant to this Section 3(a) will occur on the second Business Day following the date on which such sales are made (or such earlier day as is industry practice for regular-way trading), or on some other date that is agreed upon by the Company and the Manager in connection with a particular transaction (each such day, a “Direct Settlement Date”). On each Direct Settlement Date, the Direct Shares sold through a Manager for settlement on such date shall be issued and delivered by the Company to such Manager against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Direct Shares. Settlement for all such Direct Shares shall be effected by free delivery of the Direct Shares to such Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Direct Shares on any Direct Settlement Date, the Company shall (A) indemnify and hold such Manager, as applicable, harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay such Manager any compensation to which it would otherwise be entitled absent such default. If such Manager breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Company on any Direct Settlement Date for the Direct Shares delivered by the Company to such Manager, such breaching Manager will pay the Company an amount based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Manager.

(ix) On each date of settlement for any Forward Sale (each such day, a “Forward Settlement Date,” and together with a Direct Settlement Date, a “Settlement Date”), the Forward Hedge Shares shall be delivered by the Forward Purchaser or its affiliates to the Manager in book-entry form to the Manager’s account at The Depository Trust Company against payment by the Manager of the Net Proceeds from the sale of such Forward Hedge Shares in same day funds delivered to an account designated by the Forward Purchaser.

(x) At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(k) of this Agreement), the Company shall be deemed to have affirmed each representation and warranty contained in Section 2 of this Agreement as if such representation and warranty were made as of such date, but modified as necessary to relate to the Registration Statement and the Prospectus and the documents incorporated by reference therein, in each case as amended or supplemented as of such date. Any obligation of any Manager to use its reasonable efforts to sell the Offered Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein (as modified in the manner describe above), to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) If the Company wishes to issue and sell the Offered Shares pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify a Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, such Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or such Manager unless and until the Company and such Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control to the extent of such conflict only.

(c) Each sale of the Offered Shares to any Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Offered Shares to, and the purchase thereof by, such Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Offered Shares by a Manager. The commitment of a Manager to purchase the Offered Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Offered Shares herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Offered Shares to be purchased by such Manager pursuant thereto, the price to be paid to the Company for such Offered Shares, any provisions relating to rights of, and default by, underwriters acting together with such Manager in the reoffering of the Offered Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Offered Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by such Manager.

(d) Under no circumstances shall the number and aggregate amount of the Offered Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1 of this Agreement, (ii) the number of shares of Common Stock available for issuance under the currently effective Registration Statement or (iii) the maximum number and aggregate amount, if any, of the Offered Shares authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Managers in writing.

(e) If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Offered Shares, it shall promptly notify the other parties and sales of the Offered Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f) Notwithstanding any other provision of this Agreement, the Company shall not request the sale of any Offered Shares that would be sold, and the Managers shall not be obligated to sell, during any period in which the Company is in possession of material non-public information.

4. Agreements. The Company agrees with each of the Managers and the Forward Purchasers that:

(a) During any period when the delivery of a prospectus relating to the Offered Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Company will not file any (i) amendment to the Registration Statement, (ii) or supplement (including the Prospectus Supplement or any Interim Prospectus Supplement) to the Base Prospectus, or (iii) any Rule 462(b) Registration Statement relating to the Offered Shares (other than, in the case of clauses (i) and (ii) above, any amendment or supplement which does not relate to the sale of the shares of Common Stock and not including any reports or documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act), unless the Company has furnished to the Managers a copy for its review prior to filing, and will not file any such proposed amendment or supplement or Rule 462(b) Registration Statement to which any Manager reasonably objects, unless (i) in the judgment of counsel to the Company, such amendment, supplement or filing is required by applicable law or (ii) is advisable in furtherance of a Commission request. The Company has properly completed the Prospectus, in a form approved by the Managers, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers of such timely filing. The Company will promptly advise the Managers (v) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement relating to the shares of Common Stock shall have been filed with the Commission, (w) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Offered Shares, any amendment to the

Registration Statement shall have been filed or become effective, (x) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement relating to the Company’s Common Stock, or for any supplement to the Prospectus or for any additional information, (y) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (z) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to promptly use its commercially reasonable efforts to obtain the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Managers so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) other than during such time as when the offering of Offered Shares has been suspended pursuant to Section 3(a)(iii) of this Agreement, amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Managers in such quantities as the Managers may reasonably request.

(c) Other than during such time as when the offering of Offered Shares has been suspended pursuant to Section 3(a)(iii) of this Agreement, during any period when the delivery of a prospectus relating to the Offered Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) promptly notify the Managers of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement that will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Managers in such quantities as the Managers may reasonably request.

(d) As soon as practicable, the Company will make generally available, via the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) System, to its security holders and to the Managers an earnings statement or statements of the Company and its Subsidiaries (which need not be audited) which will satisfy the provisions of Section 11(a) of the Act, including, at the option of the Company, Rule 158, which may be satisfied through the filing with the Commission of reports required under the Exchange Act.

(e) The Company will furnish or otherwise make available upon request to the Managers and the Forward Purchasers and counsel for the Managers and the Forward Purchasers, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by such Manager or any dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as such Manager or Forward Purchaser may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will arrange, if necessary, for the qualification of the Offered Shares for sale under the laws of such jurisdictions as the Managers or Forward Purchasers may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the distribution of the Offered Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Shares, in any jurisdiction where it is not now so subject.

(g) The Company agrees that, unless it has or shall have obtained the prior written consent of the Managers, and each Manager agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Managers or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) The Company will not offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, in each case, at any time that sales of the Offered Shares have been made but not settled, or the Company has outstanding with any Manager any instructions to sell the Offered Shares but such instructions have not been fulfilled or cancelled. Notwithstanding the foregoing, the Company may (A) issue and sell Offered Shares pursuant to this Agreement or any Terms Agreement, (B) file a registration statement on Form S-8 or issue and sell shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock pursuant to any employee benefit plan, long-term incentive plan, any equity compensation plan or stock compensation plan of the Company in effect at the Execution Time, (C) may issue or deliver shares of Common Stock issuable upon the conversion, vesting or exercise of securities (including long-term incentive plan awards, options and warrants) outstanding at the Execution Time, (D) file a “universal” shelf registration statement with respect to the Company’s debt or Common Stock for the purpose of increasing the capacity under or replacing the Company’s then existing “universal” shelf registration statement, (E) may issue and deliver Settlement Shares pursuant to any Confirmation, and (F) issue and sell Common Stock pursuant to the Company’s Direct Stock Purchase and Dividend Reinvestment Plan and/or file a shelf registration statement with respect to the Company’s Direct Stock Purchase and Dividend Reinvestment Plan for the purposes of increasing the capacity under or replacing the Company’s then-existing shelf registration statement covering the Direct Stock Purchase and Dividend Reinvestment Plan.

(i) The Company will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Offered Shares.

(j) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers and the Forward Purchasers immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers and the Forward Purchasers pursuant to Section 6 herein.

(k) Upon commencement of the offering of the Offered Shares under this Agreement (and upon the recommencement of the offering of the Offered Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than an Interim Prospectus Supplement filed pursuant to Rule 424(b) pursuant to Section 4(a) of this Agreement or a prospectus supplement relating solely to the offering of securities other than the Offered Shares) or a new registration statement relating to the Offered Shares shall become effective, (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K or a Definitive Proxy Statement on Schedule 14A (relating to an annual meeting), unless any Manager or Forward Purchaser shall otherwise reasonably request), (iii) the Offered Shares are delivered to any Manager as principal at the Time of Delivery pursuant to a Terms Agreement or (iv) otherwise as any Manager may reasonably request (such commencement or recommencement date and each such date referred to in subsections (i), (ii), (iii) and (iv) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Managers and the Forward Purchasers (or, in the case of subclause (iii) above, the relevant Manager party to the Terms Agreement) forthwith a certificate dated and delivered on the Representation Date or promptly upon request, as the case may be, in form satisfactory to the Managers and the Forward Purchasers (or, in the case of subclause (iii) above, the relevant Manager party to the Terms Agreement) to the effect that the statements contained in the certificate referred to in Section 6(f) of this Agreement which were last furnished to the Managers and the Forward Purchasers (or, in the case of subclause (iii) above, the relevant Manager party to the Terms Agreement) are true and correct as of such Representation Date as though made at and as of such time (except that such statements (including with respect to the representations and warranties contained herein) shall be deemed modified to incorporate the disclosures contained in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(f), modified as described immediately above to the time of delivery of such certificate. The requirement to provide a certificate under this Section 4(k) shall be waived for any Representation Date occurring at a time at which the Company has instructed the Managers that no sales of shares of Common Stock may be made hereunder, which waiver shall continue until the earlier to occur of the date on which the Company has instructed any Manager to sell shares of Common Stock hereunder (which for such date shall be considered a Representation Date) and the next occurring Representation Date on which the Company files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently has instructed any Manager to sell shares of Common Stock hereunder following a Representation Date when the Company relies on such waiver and did not provide the Managers with a certificate under this Section 4(k), then before the Company delivers an instruction to sell shares of Common Stock, the Company shall provide the Managers with a certificate referred to in Section 6(f) of this Agreement and a certificate under this Section 4(k).

(l) At each Representation Date with respect to which the Company is obligated to deliver a certificate referred to in Section 4(k) of this Agreement, the Company shall furnish or cause to be furnished forthwith to the Managers and the Forward Purchasers (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement) and to counsel to the Managers and the Forward Purchasers a written opinion of (i) Latham & Watkins LLP, counsel to the Company (“Latham & Watkins”) and (ii) GableGotwals, counsel to the Company (“GableGotwals”), or other counsel satisfactory to the Managers and the Forward Purchasers, each dated as of such Representation Date, in form and substance reasonably satisfactory to the Managers and the Forward Purchasers, of the same tenor as the opinions referred to in Sections 6(b) and 6(c) of this Agreement, respectively, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m) At each Representation Date with respect to which the Company is obligated to deliver a certificate referred to in Section 4(k) of this Agreement, Shearman & Sterling LLP (“Shearman & Sterling”), counsel to the Managers and the Forward Purchasers, shall deliver a written opinion, dated as of such Representation Date in form and substance satisfactory to the Managers and the Forward Purchasers (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement), of the same tenor as the opinions referred to in Section 6(d) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n) Upon commencement of the offering of the Offered Shares under this Agreement (and upon the recommencement of the offering of the Offered Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented, or a new registration statement relating to the Offered Shares shall become effective, in each case, to include additional amended financial information, (ii) the Offered Shares are delivered to the Manager as principal at a Time of Delivery pursuant to a Terms Agreement, (iii) the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K or (iv) otherwise as any Manager or Forward Purchaser may reasonably request and upon reasonable advance notice to the Company, there is filed with the Commission any document which contains financial information (other than a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K) incorporated by reference into the Prospectus (such commencement or recommencement date and each such date referred to in subsections (i), (ii), (iii) and (iv) above, a “Financial Representation Date”), the Company shall cause PricewaterhouseCoopers LLP (the “Accountants”), or other independent accountants satisfactory to the Managers and the Forward Purchasers (or, in the case of a Financial Representation Date of the type described in clause (ii) above, the relevant Manager party to such Terms Agreement) forthwith, to furnish the Managers and the Forward Purchasers a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form and substance satisfactory to the Managers and the Forward Purchasers, of the same tenor as the letter referred to in Section 6(g) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The requirement to provide a letter under this Section 4(n) shall be waived for any Financial Representation Date if the Company is not obligated to deliver a certificate referred to in Section 4(k) of this Agreement on such date. Notwithstanding the foregoing, if the Company subsequently has instructed any

Manager to sell shares of Common Stock hereunder following a Financial Representation Date when the Accountants relied on the waiver set forth in Section 4(k) of this Agreement and did not provide the Managers with a letter under this Section 4(n), then before the Company delivers an instruction letter to sell shares of Common Stock, the Company shall cause the Accountants to provide the Managers with a letter referred to in this Section 4(n).

(o) Upon commencement of the offering of the Offered Shares under this Agreement (and upon the recommencement of the offering of the Offered Shares under this Agreement following the termination of a suspension of sales hereunder), and at each other Representation Date with respect to which the Company is obligated to deliver a certificate referred to in Section 4(k) of this Agreement, the Company will conduct a due diligence session, in form and substance reasonably satisfactory to the Managers and the Forward Purchasers, which shall include representatives of the management and the independent accountants of the Company. Additionally, the Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers and the Forward Purchasers or their agents or counsel from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Managers and the Forward Purchasers may reasonably request.

(p) The Company consents to any Managers’ and any Forward Purchasers’ trading in the Company’s Common Stock for such Manager’s or Forward Purchasers’ own account and for the account of its clients from time to time and at the same time as sales of the Offered Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(q) The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Offered Shares sold through the Managers under this Agreement and the Net Proceeds to the Company with respect to sales of Offered Shares pursuant to this Agreement (including any Terms Agreement) and any Confirmation during the relevant period.

(r) If to the knowledge of the Company, the conditions set forth in Section 6(a), 6(f) or 6(j) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Offered Shares from the Company as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Offered Shares.

(s) Each acceptance by the Company of an offer to purchase the Offered Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Managers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Offered Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Offered Shares).

(t) The Company will use its commercially reasonable efforts to cause the Offered Shares to be listed for trading on the NYSE and to maintain such listing.

(u) During any period when the delivery of a prospectus relating to the Offered Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(v) The Company shall cooperate with the Managers and the Forward Purchasers and use its reasonable efforts to permit the Offered Shares to be eligible for clearance and settlement through the facilities of DTC.

(w) The Company will apply the Net Proceeds to it from the sale of the Offered Shares pursuant to this Agreement (including any Terms Agreement) or the proceeds of the settlement of any Forward in the manner set forth in the Prospectus.

5. Payment of Expenses.

(a) The Company agrees to pay the Company’s costs and expenses incident to the performance of its obligations under this Agreement, any Terms Agreement, any Confirmation or any Transaction Supplement, whether or not the transactions contemplated hereby or thereby are consummated, including, without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Offered Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Offered Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Offered Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any Terms Agreement, any Confirmation or any Transaction Supplement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Offered Shares; (v) the registration of the Offered Shares under the Exchange Act and the listing of the Offered Shares on the NYSE; (vi) any registration or qualification of the Offered Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers and the Forward Purchasers relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Managers and the Forward Purchasers relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of the Company’s representatives in connection with presentations to prospective purchasers of the Offered Shares; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the reasonable documented out-of-pocket expenses of the Managers and the Forward Purchasers, including the reasonable fees, disbursements and expenses of counsel for the Managers and the Forward Purchasers in connection with this Agreement, the Registration Statement and any Confirmation and ongoing services in connection with the transactions contemplated hereunder; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6. Conditions to the Obligations of the Managers. The obligations of each Manager and Forward Purchaser under this Agreement (including any Terms Agreement) and the Confirmations shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a) The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Offered Shares; each Interim Prospectus Supplement shall have been filed in the manner required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Latham & Watkins to furnish to the Managers and the Forward Purchasers (or, in the case of a Representation Date of the type described in Section 4(k)(iii) of this Agreement, the relevant Manager party to such Terms Agreement), on every date specified in Section 4(l) of this Agreement, its opinion, dated as of such date and addressed to the Managers and the Forward Purchasers, in substantially the form set forth in Exhibit A hereto.

(c) The Company shall have requested and caused GableGotwals to furnish to the Managers and the Forward Purchasers (or, in the case of a Representation Date of the type described in Section 4(k)(iii) of this Agreement, the relevant Manager party to such Terms Agreement), on every date specified in Section 4(l) of this Agreement, its opinion, dated as of such date and addressed to the Managers and the Forward Purchasers, in substantially the form set forth in Exhibit B hereto.

(d) The Managers and the Forward Purchasers shall have received from Shearman & Sterling, counsel for the Managers and the Forward Purchasers (or, in the case of a Representation Date of the type described in Section 4(k)(iii) of this Agreement, the relevant Manager party to such Terms Agreement), on every date specified in Section 4(m) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Managers and the Forward Purchasers, with respect to the issuance and sale of the Offered Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any amendment or supplement thereto) and other related matters as the Managers and the Forward Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e) Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any adverse change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any adverse change, or any development involving a prospective adverse change, in or affecting the business, properties, management, earnings, results of operations or financial condition of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Managers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Offered Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(f) The Company shall have furnished or caused to be furnished to the Managers and the Forward Purchasers (or, in the case of a Financial Representation Date of the type described in Section 4(n)(ii) of this Agreement, the relevant Manager party to such Terms Agreement), on every date specified in Section 4(k) of this Agreement, a certificate of the Company, signed by the President and Chief Executive Officer and the principal financial or accounting officer of the Company, dated as of such date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i) subject to modification to incorporate the disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus, and the documents incorporated by reference therein, in each case as amended or supplemented as of such date, the representations and warranties of the Company in Section 2 of this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package, there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(g) The Company shall have requested and caused the Accountants to have furnished to the Managers and the Forward Purchasers (or, in the case of a Financial Representation Date of the type described in Section 4(n)(ii) of this Agreement, the relevant Manager party to such Terms Agreement), on every date specified in Section 4(n) hereof, letters (which may refer to letters previously delivered to the Managers and the Forward Purchasers), containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Interim Prospectus Supplements, the Prospectus and the Permitted Free Writing Prospectuses, if any, dated as of such date, in form and substance satisfactory to the Managers and the Forward Purchasers or, in the case of Section 4(k)(iii), the relevant Manager party to such Terms Agreement; provided that the cut-off date for the procedures performed by such accountants and described in such letters shall be a date not more than two Business Days prior to the date of such letter.

(h) Between the Execution Time and the time of any sale of Offered Shares through any Manager, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement (including any Terms Agreement) and any Confirmation.

(j) The Offered Shares shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Managers and the Forward Purchasers.

(k) Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Managers and the Forward Purchasers, as applicable (or, in the case of a Representation Date of the type described in Section 4(k)(iii) of this Agreement, the relevant Manager party to such Terms Agreement), such further information, certificates and documents as such Manager(s) may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Managers and the Forward Purchasers and counsel for the Managers and the Forward Purchasers, this Agreement and all obligations of the Managers and the Forward Purchasers hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Managers and the Forward Purchasers. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Shearman & Sterling, counsel for the Managers and the Forward Purchasers, at 599 Lexington Avenue, New York, New York 10022, on each such date as provided in this Agreement.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Manager and Forward Purchaser, the directors, officers, employees, agents of each Manager and Forward Purchaser, affiliates of each Manager and Forward Purchaser and each person who controls any Manager or Forward Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment thereof or supplemental thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement, the Prospectus, or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any Manager or Forward Purchaser or by legal counsel to the Managers and the Forward Purchasers on behalf of any Manager or Forward Purchaser specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have. The Company acknowledges that the names of the Managers set forth in the first paragraph under the heading “Plan of Distribution” in the Prospectus constitute the only information furnished in writing by or on behalf of the several Managers and the Forward Purchasers for inclusion in the Prospectus.

(b) The Managers and the Forward Purchasers, severally and not jointly, agree to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to the Managers and the Forward Purchasers, but only with reference to written information relating to such Manager or Forward Purchaser furnished to the Company by such Manager or Forward Purchaser or by legal counsel to the Managers or Forward Purchasers on behalf of such Manager and Forward Purchaser specifically for inclusion in the documents referred to in the foregoing indemnity, it being understood and agreed that the only such written information furnished by or on behalf of any of the Managers or Forward Purchasers consists of the information described as such in Section 7(a) hereof. This indemnity agreement will be in addition to any liability which such Manager or Forward Purchasers may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; provided that the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and only to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above, as applicable. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (w) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (x) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (y) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (z) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Managers and the Forward Purchasers, severally and not jointly, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Managers and the Forward Purchasers, as applicable, may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the applicable Managers and the Forward Purchasers on the other from the offering of the Offered Shares; provided, however, that in no case shall any Manager or Forward Purchaser be responsible for any amount in excess of the total compensation as set forth in Section 3(a)(vi) of this Agreement, as the case may be, applicable to the Offered Shares sold by such Manager or Forward Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the applicable Managers or Forward Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the applicable Managers or Forward Purchasers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by any Manager or Forward Purchaser shall be deemed to be equal to the total compensation as set forth in Section 3(a)(vi) of this Agreement, in each case as determined by this Agreement or any applicable Terms Agreement. Relative fault shall be determined by reference to, among other things, whether an untrue or an alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the applicable Manager or Forward Purchaser on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Managers and the Forward Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls any Manager or Forward Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of any Manager or Forward Purchaser shall have the same rights to contribution as the applicable Manager or Forward Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

8. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement, with respect to any or all of the Managers or Forward Purchasers, relating to borrowings, offers and sales of the Offered Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Offered Shares have been sold through any Manager for the Company, then Section 4(s) of this Agreement shall remain in full force and effect, (ii) with respect to any pending Direct Sale or Forward Sale, through any Manager or Forward Purchaser for the Company, the obligations of the Company, including in respect of compensation of the Managers or Forward Purchasers, as applicable, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12, 14 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager and each Forward Purchaser shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations pursuant to the provisions of this Agreement relating to borrowings, offers and sales of the Offered Shares in its sole discretion at any time. Any such termination shall have no effect on the obligations of any other Manager or Forward Purchaser under this Agreement and shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 14 and 15 of this Agreement shall remain in full force and effect with respect to such Manager or Forward Purchaser notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7, 9 and 10 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by each Manager and each Forward Purchaser or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Offered Shares, such sale shall settle in accordance with the provisions of Section 3(a)(viii) of this Agreement.

(e) In the case of any purchase of Offered Shares by any Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Company prior to the Time of Delivery relating to such Offered Shares, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE or NASDAQ shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of such Manager, impractical or inadvisable to proceed with the offering or delivery of the Offered Shares as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its respective officers and of each Manager and Forward Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by any Manager, Forward Purchaser or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Offered Shares.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to (a) the Managers, will be mailed, delivered or electronically mailed to the following addresses:

Credit Suisse Securities (USA) LLC Eleven Madison Avenue, New York, New York 10010 Attention: Equity Capital Markets Desk Telephone: (212) 325-8766 Email: craig.wiele@credit-suisse.com	BofA Securities, Inc. One Bryant Park New York, New York 10036 Attention: DG ATM Execution. dg.atm_execution@bofa.com Facsimile: (646) 855-3073

Goldman Sachs & Co. LLC Street, New York, New York 10282, Attention: Registration Department	Mizuho Securities USA LLC 1271 Avenue of the Americas New York, New York 10020, Facsimile: (212) 205-8400 Attention of Equity Capital Markets Desk Email: US-ECM@mizuhogroup.com

Morgan Stanley & Co. LLC 180 Varick Street, 2nd Floor New York, New York 10014 Attention: Equity Syndicate Desk, with a copy to the Legal Department Facsimile: (212) 507-1554	RBC Capital Markets, LLC 200 Vesey Street, 8th Floor New York, New York 10281 Attention: Michael Davidson, Equity Syndicate Facsimile: (212) 428-6260

Scotia Capital (USA) Inc. 250 Vesey Street New York, New York 10281 Facsimile: (212) 225-6653 Email: us.ecm@scotiabank.com; us.legal@scotiabank.com Attention: Equity Capital Market	SMBC Nikko Securities America, Inc. 277 Park Avenue, 5th Floor, New York, New York 10172, Email: nyecm@smbcnikko-si.com Attention: Equity Capital Markets

SunTrust Robinson Humphrey, Inc. 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326 Attention: Equity Capital Markets Email: dl.atm.offering@suntrust.com	TD Securities (USA) LLC 31 West 52nd Street, 19th Floor New York, New York 10019 Attention: Equity Capital Markets Email: USTMG@tdsecurities.com if sent to (b) the Forward Purchasers, will be mailed delivered or electronically mailed to the following addresses:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue, New York, New York 10010

Attention: Tucker Martin

Telephone: (212) 325-9182

Facsimile: (212) 743-3661

Email:  list.elo-equ-der@credit-suisse.com

Bank of America, N.A. One Bryant Park New York, NY 10036 Attention: Rohan Handa Email: rohan.handa@bofa.com

Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department	Mizuho Markets Americas LLC c/o Mizuho Securities USA LLC 1271 Avenue of the Americas New York, NY 10020 Attention: Equity Capital Markets Desk Telephone: (212) 209-9300 Email: US-ECM@mizuhogroup.com

Morgan Stanley & Co. LLC 180 Varick Street, 2nd Floor New York, New York 10014 Attention: Equity Syndicate Desk, with a copy to the Legal Department Facsimile: (212) 507-1554	Royal Bank of Canada Brookfield Place 200 Vesey Street New York, New York 10281 Attention: Spencer Cherniak Email: RBCECMCorporateEquityLinkedDocumentation@rbc.com

The Bank of Nova Scotia

44 King Street West

Central Mail Room

Toronto, Ontario, Canada M5H 1H1

c/o Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, New York 10281

Attention: Gary Nathanson / Bahar Alast

Email: gary.nathanson@scotiabank.com / bahar.alast@scotiabank.com

With a copy to: GWO—OTC Confirmations

Email: BNSEquityConfirmations@scotiabank.com

The Toronto-Dominion Bank

c/o TD Securities (USA) LLC

31 West 52nd Street, 2nd Floor

Attention: Global Equity Derivatives

New York, New York 10019

Email: TDUSA-GEDUSInvestorSolutionsSales@tdsecurities.com and Bradford.Limpert@tdsecurities.com or, if sent to (c) the Company, will be mailed, delivered or telefaxed to:

ONEOK, Inc.

100 West Fifth Street

Tulsa, OK 74103

Attention: General Counsel

Fax: (918) 588-7971

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Offered Shares pursuant to this Agreement (including any Terms Agreement) or any Confirmation is an arm’s-length commercial transaction between the Company, on the one hand, and each of the Managers and the Forward Purchasers and any affiliate through which it may be acting, on the other hand, (b) each Manager and Forward Purchaser is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s Common Stock and not as a fiduciary of the Company and (c) the Company’s engagement of the Managers and the Forward Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager or Forward Purchaser has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that any Manager or Forward Purchaser has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

13. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and any Manager with respect to the subject matter hereof.

14. Applicable Law. This Agreement and any Terms Agreement, and any claim, controversy or dispute arising under or related to this Agreement and any Terms Agreement, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Waiver of Jury Trial. The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Manager or Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Manager or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Manager or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 16, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17. Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, including facsimile and .pdf electronic counterparts (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law), each of which, when executed and delivered, shall constitute an original and all of which together shall constitute one and the same agreement.

18. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

19. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Offered Shares, the time of sale of such Offered Shares pursuant to this Agreement, any relevant Terms Agreement, any Master Confirmation Agreement or any Transaction Supplement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Company Equity Plans” shall mean the (i) ONEOK, Inc. 401(k) Plan, (ii)

ONEOK, Inc. Profit Sharing Plan, (iii) ONEOK, Inc. Long Term Incentive Plan, (iv) ONEOK, Inc. Equity Compensation Plan, (v) ONEOK, Inc. Employee Stock Award Program, (vi) ONEOK, Inc. Employee Stock Purchase Plan, (vii) ONEOK, Inc. Direct Stock Purchase and Dividend Reinvestment Plan and (viii) ONEOK, Inc. 2018 Equity Incentive Plan.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the most recently filed Interim Prospectus Supplement, (iv) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (v) the public offering price of Offered Shares sold at the relevant Applicable Time and (vi) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Interim Prospectus Supplement” shall mean the prospectus supplement relating to the Offered Shares prepared and filed pursuant to Rule 424(b) from time to time as provided by this Agreement.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement and the most recently filed Interim Prospectus Supplement (if any).

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Offered Shares that was filed pursuant to Rule 424(b) at or before the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Company’s Common Stock that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 153,” “Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433,” “Rule 456,” “Rule 457” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 2(a) hereof.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the parties hereto.

Very truly yours,

ONEOK, INC.

By:	/s/ Walter S. Hulse III
	Name:	Walter S. Hulse III
	Title:	Chief Financial Officer, Treasurer and Executive Vice President, Strategic Planning and Corporate Affairs

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

Credit Suisse Securities (USA) LLC		Credit Suisse Capital LLC

By:	/s/ Blake London	By:	/s/ Bik Kwan Chung
	Name: Blake London		Name: Bik Kwan Chung
	Title: Managing Director		Title: Authorized Signatory

As Manager		As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

Credit Suisse Capital LLC

		By:	/s/ Shui Wong
Name: Shui Wong
Title: Authorized Signatory

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

Credit Suisse Securities (USA) LLC

		By:	/s/ Shui Wong
Name: Shui Wong
Title: Vice President

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Equity Distribution Agreement]

BofA Securities, Inc.		Bank of America, N.A.

By:	/s/ Sumon Chaudhuri	By:	/s/ Jake Mendelsohn
	Name: Sumon Chaudhuri		Name: Jake Mendelsohn
	Title: Managing Director		Title: Managing Director

As Manager		As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Equity Distribution Agreement]

Goldman Sachs & Co. LLC		Goldman Sachs & Co. LLC

By:	/s/ Adam T. Greene	By:	/s/ Daniel Korich
	Name: Adam T. Greene		Name: Daniel Korich
	Title: Managing Director		Title: Managing Director

As Manager		As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Equity Distribution Agreement]

Mizuho Securities USA LLC		Mizuho Securities USA LLC as agent for Mizuho Markets Americas LLC

By:	/s/ Stephen F. X. Roney	By:	/s/ Adam Hopkins
	Name: Stephen F. X. Roney		Name: Adam Hopkins
	Title: Managing Director		Title: Attorney-in-Fact

As Manager		As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Equity Distribution Agreement]

Morgan Stanley & Co. LLC		Morgan Stanley & Co. LLC

By:	/s/ Jeff Hibbard	By:	/s/ Reagan Blackmon
	Name: Jeff Hibbard		Name: Reagan Blackmon
	Title: Managing Director		Title: Vice President

As Manager		As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Equity Distribution Agreement]

RBC Capital Markets, LLC		Royal Bank of Canada

By:	/s/ Michael Davis	By:	/s/ Brian Ward
	Name: Michael Davis		Name: Brian Ward
	Title: Managing Director		Title: Managing Director

As Manager		As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Equity Distribution Agreement]

Scotia Capital (USA) Inc.		The Bank of Nova Scotia

By:	/s/ Michael Kruse	By:	/s/ Michael Kruse
	Name: Michael Kruse		Name: Michael Kruse
	Title: Head of Global Banking & Markets, US		Title: Head of Global Banking & Markets, US

As Manager		As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Equity Distribution Agreement]

SMBC Nikko Securities America, Inc.

By:	/s/ Michelle Petropoulos
Name: Michelle Petropoulos
Title: Managing Director

As Manager

[Signature Page to Equity Distribution Agreement]

SunTrust Robinson Humphrey, Inc.

By:	/s/ Keith Carpenter
Name: Keith Carpenter
Title: Director

As Manager

[Signature Page to Equity Distribution Agreement]

TD Securities (USA) LLC		The Toronto-Dominion Bank

By:	/s/ Brad Limpert	By:	/s/ Vanessa Simonetti
	Name: Brad Limpert		Name: Vanessa Simonetti
	Title: Managing Director		Title: Managing Director

As Manager		As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Equity Distribution Agreement]

Schedule I

None.

Sch. I

Schedule II

Authorized Representatives:

Name
Terry K. Spencer
Walter S. Hulse III
Stephen B. Allen Mary M. Spears
S. Eric Grimshaw Andrea Cooper Brandon Watson

Sch. II

Schedule III

Significant Subsidiaries:

Subsidiary	State of Incorporation or Organization	Company’s Ownership Percentage
ONEOK Partners Intermediate Limited Partnership	Delaware	100.0%
ONEOK Partners, L.P.	Delaware	100.0%
ONEOK Hydrocarbon, L.P.	Delaware	100.0%
ONEOK Hydrocarbon, L.L.C.	Delaware	100.0%
ONEOK Hydrocarbon Holdings, L.L.C.	Delaware	100.0%
ONEOK Rockies Midstream, L.L.C.	Delaware	100.0%
ONEOK Pipeline Holdings, L.L.C.	Delaware	100.0%

Sch. III

Annex I

FORM OF TERMS AGREEMENT

ONEOK, Inc.

Shares of Common Stock

TERMS

AGREEMENT

                , 20

[Name of

Manager] Dear

Sir/Madam:

ONEOK, Inc. (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated July [•]. 2020 (the “Equity Distribution Agreement”), among the Company, the Managers and the Forward Purchasers, to issue and sell the securities specified in Schedule I hereto (the “Purchased Shares”) [, and solely for the purpose of covering over-allotments, to grant to the Managers the option to purchase the additional securities specified in Schedule I hereto (the “Additional Shares”)]. [Include only if the Manager has an over-allotment option] Capitalized terms but and not defined herein have the respective meanings ascribed thereto in the Equity Distribution Agreement.

[The Managers shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares, at the same purchase price per share to be paid by the Managers to the Company for the Purchased Shares. This option may be exercised by the Managers at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Shares.] [Include only if the Manager has an over-allotment option]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Managers, as agents of the Company, of offers to purchase the Purchased Shares is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Manager has an over-allotment option], except that each representation and

Annex I

warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (or any amendment or supplement thereto) (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus (or any amendment or supplement thereto), and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Manager has an over-allotment option] in relation to the Prospectus (or any amendment or supplement thereto) to relate to the Purchased Shares.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares] [Include only if the Manager has an over-allotment option], in the form heretofore delivered to the Managers is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Managers and the latter agree to purchase from the Company the number of Purchased Shares at the time and place and at the purchase price set forth in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Company.

ONEOK, Inc.

By:
Name:
Title:

ACCEPTED as of the date first written above.

[•]

By:
Name:
Title:

Annex I

Schedule I

Title of Purchased Shares [and Additional Shares]:

Number of Purchased Shares:

[Number of Additional Shares:]

[Price to Public:]

Purchase Price by the Managers:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of the shares to the Manager’s account at The Depository Trust

Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1) The opinions referred to in Section 4(l).

(2) The opinion referred to in Section 4(m).

(3) The accountants’ letter referred to in Section 4(n).

(4) The officers’ certificate referred to in Section 4(k).

(5) Such other documents as the Manager shall reasonably request.

Annex I

Annex II

FORM OF MASTER CONFIRMATION AGREEMENT

Annex II

Exhibit A

Form of Opinion of Latham & Watkins LLP

Exh. A

Exhibit B

Form of Opinion of GableGotwals

Exh. B